[Letterhead of Aquila Investment Management LLC]

[   ]

Board of Trustees of
Tax-Free Trust of Oregon
120 West 45th Street
Suite 3600
New York, New York  10036

Re: Investment Advisory Fee Waiver

Ladies and Gentlemen:

Reference is made to that certain Advisory and Administration Agreement, dated as of
[                                 ] (the “Agreement”) by and between Aquila Investment Management LLC (the “Manager”) and Aquila Municipal Trust, with respect to Aquila Tax-Free Trust of Oregon, a series of the Trust (the “Fund”), pursuant to which Manager has agreed to provide certain investment advisory and administrative services to the Fund.

The parties have agreed that the Manager shall waive certain fees otherwise payable to it under the Agreement as provided herein.  Accordingly, the Manager hereby agrees that for the period from the date hereof until the Termination Date (as defined below), the Manager shall waive that portion of the fee to which it is otherwise entitled under the Agreement so that the Manager’s fees shall be as follows:

The annual rates payable shall be equivalent to 0.40 of 1% of such net asset value on net assets of the Fund up to $400,000,000; 0.38 of 1% of the Fund’s net assets above that amount to $1,000,000,000 and 0.36 of 1% of the Fund’s net assets above $1,000,000,000.

As used herein “Termination Date” means earliest of (1) the termination of the Agreement, (2) the date as of which the Fund ceases to operate, or (3) September 30, 2021.

The arrangement set forth in this letter may be amended only with the written agreement of the parties hereto.

Please sign below to confirm your agreement with the foregoing.

AQUILA INVESTMENT MANAGEMENT LLC

By:  _________________
Diana P. Herrmann
President and Chief Executive Officer

Accepted and agreed:

AQUILA MUNICIPAL TRUST,
on behalf of its series
AQUILA TAX-FREE TRUST OF OREGON

By:  _________________________
Name:
Title:

                                                                                                      Dated as of [                        ]

The Cascades Trust Board of Trustees 120 West 45th Street Suite 3600 New York, New York 10036	Aquila Municipal Trust 120 West 45th Street Suite 3600 New York, New York 10036

   Re: Aquila Tax-Free Trust of Oregon Sub-Advisory Fee Waiver

Ladies and Gentlemen:

    Reference is made to that certain Sub-Advisory Agreement, dated as of [                        ] (the “Agreement”) by and between Aquila Investment Management LLC (the “Manager”) and Davidson Fixed Income Management, Inc., doing business as Kirkpatrick Pettis Capital Management (the “Sub-Adviser”), pursuant to which Sub-Adviser has agreed to provide certain sub-advisory services with respect to Aquila Tax-Free Trust of Oregon (the “Trust”).

        The parties have agreed that the Sub-Adviser shall waive certain fees otherwise payable to it under the Agreement as provided herein. Accordingly, the Sub-Adviser hereby agrees that for the period from the date hereof until the Termination Date (as defined below), the Sub-Adviser shall waive that portion of the fee to which it is otherwise entitled under the Agreement so that the Sub-Adviser’s fees shall be as follows:

The annual rates payable shall be equivalent to 0.16 of 1% of such net asset value on net assets of the Fund up to $400,000,000; 0.14 of 1% of the Fund’s net assets above that amount to $1,000,000,000 and 0.12 of 1% of the Fund’s net assets above $1,000,000,000.

As used herein “Termination Date” means earliest of(1) the termination of the Agreement, (2) the date as of which the Fund ceases to operate, or (3) September 30, 2021.

The arrangement set forth in this letter may be amended only with the written agreement of the parties hereto.

Please sign below to confirm your agreement with the foregoing.

DAVIDSON FIXED INCOME MANAGEMENT,
INC., doing business as Kirkpatrick Pettis Capital
Management

By:
By:_____________________________
Name:
Title:

Accepted and agreed:

AQUILA TAX-FREE TRUST OF OREGON

By:_____________________________
Name:
Title:

AQUILA INVESTMENT MANAGEMENT LLC

By:_____________________________
Name:
Title: